As filed with the Securities and Exchange Commission on January 27 , 2000
                                                       Registration No. 33-87239

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                 TO THE FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                               MFS FINANCIAL, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Maryland                     6035                     35-2085640
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(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization) Classification Code Number)  Identification No.)



   110 E. Charles Street, Muncie, Indiana 47305-2499        (765) 747-2800
--------------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)




                                R. Donn Roberts,
                      President and Chief Executive Officer
                               MFS Financial, Inc.
                              110 E. Charles Street
                           Muncie, Indiana 47305-2499
                                 (765) 747-2800
--------------------------------------------------------------------------------
                       (Name, address, including zip code,
        and telephone number, including area code, of agent for service)


                  Please send copies of all communications to:
                            James S. Fleischer, P.C.
                            Martin L. Meyrowitz, P.C.
                         SILVER, FREEDMAN & TAFF, L.L.P.
      (A limited liability partnership including professional corporations)
                           1100 New York Avenue, N.W.
                            Seventh Floor, East Tower
                              Washington, DC 20005
                                 (202) 414-6100

     The post-effective amendment is being filed for the purpose of deregistering under the Securities Act of 1933, as amended, 782,289 shares of Common Stock, par value $.01 per share, of MFS Financial, Inc. covered by Registration Statement No. 33-87239. The shares have not been issued as of the date hereof and are no longer being offered. The offering resulted in the sale of 5,595,780 shares of the Registrant's Common Stock at a final offering price of $10.00 per share and 223,831 shares of the Registrant's Common Stock contributed to The Mutual Federal Savings Bank Charitable Foundation, Inc.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muncie, State of Indiana on January 27, 2000.


                                           MFS FINANCIAL, INC.

                                      By: /s/ R. Donn Roberts
                                          -------------------------------------
                                          R. Donn Roberts
                                          President and Chief Executive Officer
                                          (Duly Authorized Representative)


                                POWER OF ATTORNEY

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Name                    Title                          Date
--------------------------------------------------------------------------------

/s/ R. Donn Roberts           President and                    January 27, 2000
-----------------------       Chief Executive Officer
R. Donn Roberts               (Principal Executive Officer)


*R. Donn Roberts              Senior Vice President            January 27, 2000
-----------------------
Steven R. Campbell



*R. Donn Roberts              Senior Vice President            January 27, 2000
-----------------------       Treasurer and Controller
Timothy J. McArdle            (Principal Financial Officer)


*R. Donn Roberts              Senior Vice President            January 27, 2000
-----------------------
Stephen C. Selby



*R. Donn Roberts              Vice President                   January 27, 2000
-----------------------
David W. Heeter



*R. Donn Roberts              Director and                     January 27, 2000
-----------------------       Chairman of the Board
Wilbur R. Davis

            Name                    Title                          Date
--------------------------------------------------------------------------------

*R. Donn Roberts              Director                         January 27, 2000
-----------------------
William V. Hughes



*R. Donn Roberts              Director                         January 27, 2000
-----------------------
James D. Rosema



*R. Donn Roberts              Director                         January 27, 2000
-----------------------
Edward J. Dobrow



*R. Donn Roberts              Director                         January 27, 2000
-----------------------
Julie A. Skinner



*R. Donn Roberts              Director                         January 27, 2000
-----------------------
Linn A. Crull
























*        By power of attorney dated September 16, 1999.